UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2009
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CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A
(Former Name or Former Address, if Changed Since Last Report)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jeffrey M. Zalla

On August 3, 2009, Jeffrey M. Zalla, the Company’s Senior Vice President and Chief Financial Officer, with the concurrence of the Company’s board of directors, announced his resignation, effective upon the filing of the Company’s quarterly report on Form 10-Q, anticipated to be on or about August 7, 2009.

Appointment of Chief Financial Officer

The Company has appointed Michael B. Sims (age 50) as the Company’s Chief Financial Officer.  This appointment is effective as of the resignation of Jeffrey M. Zalla from that role.  Mr. Sims joined Chiquita in September 1988.  From 2000 to 2006, he served as the Company’s Vice President of Finance and Administration and Chief Financial Officer – Europe, during which time he was based in Antwerp, Belgium.  In 2006, Mr. Sims returned to the United States and served as Vice President, Finance and Administration and Corporate Development.  In November, 2007, Mr. Sims became Vice President, Treasurer and Corporate Development.  Prior to joining Chiquita, Mr. Sims served as Manager, Financial Reporting with Staley Continental, Inc. in Rolling Meadows, Illinois (1988), and as Audit Manager with Arthur Young & Co., Chicago, Illinois from 1980 to 1988.  Mr. Sims holds a Bachelor of Science (Accounting) from Indiana University in Bloomington, Indiana.

There are no family relationships between Michael B. Sims and any director or executive officer of the Company.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Chiquita Brands International, Inc., dated as of August 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.
Date: August 6, 2009	By:	/s/ James E. Thompson
Name: James E. Thompson
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Chiquita Brands International, Inc., dated as of August 6, 2009.